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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of True North Communications Inc.

As independent public accountants, we hereby consent to the incorporation by reference of our reports incorporated by reference to this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No.'s 33-15126, 33-41128, 33-41129, 33-48523, 33-54273, 33-54279 and 333-41189).

Arthur Andersen LLP

Chicago, Illinois,
March 30, 1998.